UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): November 4, 2015

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

In connection with Lannett’s pending acquisition of Kremers Urban Pharmaceuticals Inc. (“KUPI”), UCB, S.A. and UCB Manufacturing, Inc., the sellers of KUPI, have informed Lannett that a key customer has taken steps to transition its purchases of certain product lines from KUPI.  These product lines represented approximately $87 million of KUPI’s revenues and approximately $45 million of Lannett’s Pro Forma Combined Adjusted EBITDA for the twelve months ended June 30, 2015.

Lannett’s preliminary plan to mitigate the potential impact of this action is focused on a combination of additional cost saving measures and obtaining additional customers to replace the revenue from this customer. There are no assurances as to the timing and ultimate success in securing additional customers.

Lannett continues to expect the acquisition of KUPI to be accretive in the first year following the closing.

The information disclosed under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANNETT COMPANY, INC

By:	/s/ Arthur P. Bedrosian
Chief Executive Officer
Date: November 4, 2015